Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Mitch Haws
(949) 231-3061	(949) 231-3223

Skyworks Exceeds Q3 FY16 Expectations

•	Delivers Revenue of $751.7 Million

•	GAAP Operating Margin 31.7%; Non-GAAP Operating Margin 36.5%

•	GAAP Diluted EPS $0.97; Non-GAAP Diluted EPS $1.24

•	Returns Over $240 Million in Cash to Shareholders

•	Guides to Double Digit Sequential Top Line Growth with Operating Leverage

•	Increases Dividend and Initiates New Stock Repurchase Program

WOBURN, Mass., July 21, 2016 – Skyworks Solutions, Inc. (NASDAQ: SWKS) an innovator of high performance analog semiconductors connecting people, places and things, today reported third fiscal quarter results for the period ending July 1, 2016. Revenue for the third fiscal quarter was $751.7 million, exceeding the Company’s guidance and First Call consensus estimates.
On a GAAP basis, operating income for the third fiscal quarter of 2016 was $238.6 million with diluted earnings per share of $0.97. On a non-GAAP basis, operating income for the third fiscal quarter of 2016 was $274.7 million with non-GAAP diluted earnings per share of $1.24, $0.03 better than guidance and First Call consensus estimates.
“Skyworks exceeded expectations in the third fiscal quarter of 2016 driven by increasing global demand for high-speed connectivity coupled with strong operational execution,” said Liam K. Griffin, president and chief executive officer of Skyworks. “Our highly integrated solutions are enabling a broad array of applications ranging from streaming media to e-commerce to cloud-based services. Specifically, we are capturing performance-driven content gains within the world’s premium mobile platforms while expanding our customer and end-market reach across the Internet of Things. Accordingly, we are planning for sustained market outperformance with operating leverage.”

Third Fiscal Quarter Business Highlights

•	Supported Huawei’s P9 platform incorporating 10 unique devices including SkyOne® systems across low, mid and high bands

•	Launched advanced carrier aggregation capabilities at multiple smartphone OEMs

•	Ramped SkyBlue™ technology enabling enhanced power management and LED flash drivers

•	Commenced volume production of proprietary diversity receive solutions

•	Expanded antenna tuning portfolio enabling higher data rates and smaller footprints

•	Secured telematics design wins at Continental for 4G LTE automotive systems

•	Released Bluetooth® Low Energy long range modules for industrial applications

•	Enabled connectivity within leading always-listening virtual assistant platforms

•	Supported world’s first head cam with LTE connectivity and 4K streaming video

•	Powered enterprise radios for the Google 3.5 GHz band ecosystem

•	Captured digital attenuator and multimode repeater design wins at Audi

•	Exceeded two billion cumulative shipments of filters from Panasonic joint venture

•	Repurchased 3 million shares of common stock

Fourth Fiscal Quarter 2016 Outlook
We provide earnings guidance solely on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

“Based on our broad market traction and new program ramps as well as analog and mixed signal content gains, we expect a strong second half of 2016 with further operational improvements,” said Donald W. Palette, executive vice president and chief financial officer of Skyworks. “In particular, for the fourth fiscal quarter of 2016, we anticipate revenue to be up 10 to 11 percent sequentially to $831 million at the midpoint with gross and operating margin expansion driving non-GAAP diluted earnings per share of $1.43. Further, given the confidence in our business model and plans to enhance cash returns to our shareholders, today we are separately announcing that our Board of Directors has authorized a dividend increase and a new stock repurchase program.”

Skyworks’ Third Fiscal Quarter 2016 Conference Call
Skyworks will host a conference call with analysts to discuss its third fiscal quarter 2016 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks' website. To listen to the conference call via telephone, please call (800) 230-1059 (domestic) or (612) 332-0819 (international), confirmation code: 397064.
Playback of the conference call will begin at 9:00 p.m. Eastern time on July 21, and end at 9:00 p.m. Eastern time on July 28. The replay will be available on Skyworks' website or by calling (800) 475-6701 (domestic) or (320) 365-3844 (international), access code: 397064.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places, and things, spanning a number of new and previously unimagined applications within the automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.
Headquartered in Woburn, Massachusetts, Skyworks is a global company with engineering, marketing, operations, sales, and service facilities located throughout Asia, Europe and North America. For more information, please visit Skyworks’ website at: www.skyworksinc.com.
Safe Harbor Statement
This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends), plans for dividend payments, and expectations with respect to its stock repurchase program. Forward-looking statements can often be identified by words such as "anticipates," "expects," "forecasts," "intends," "believes," "plans," "may," "will," or "continue," and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: uncertainty regarding global economic and financial market conditions; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers', products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; changes in laws, regulations and/or policies that could adversely affect either (i) the economy and our customers’ demand for our products or (ii) the financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third-party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter-

than-expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
(in millions, except per share amounts)	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Net revenue	$751.7	$810.0	$2,453.6	$2,377.6
Cost of goods sold	373.4	416.9	1,212.8	1,259.3
Gross profit	378.3	393.1	1,240.8	1,118.3
Operating expenses:
Research and development	77.9	76.8	239.2	220.8
Selling, general and administrative	46.9	48.6	142.6	143.9
Amortization of intangibles	10.0	8.4	27.0	25.2
Restructuring and other charges	4.9	0.5	5.2	2.9
Total operating expenses	139.7	134.3	414.0	392.8
Operating income	238.6	258.8	826.8	725.5
Other (expense) income, net	(2.4)	0.6	(5.8)	1.9
Merger termination fee	—	—	88.5	—
Income before income taxes	236.2	259.4	909.5	727.4
Provision for income taxes	51.2	52.0	161.1	158.3
Net income	$185.0	$207.4	$748.4	$569.1

Earnings per share:
Basic	$0.98	$1.09	$3.94	$3.00
Diluted	$0.97	$1.06	$3.87	$2.92
Weighted average shares:
Basic	188.7	190.0	189.8	189.5
Diluted	191.7	195.4	193.2	194.9

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Nine Months Ended
(in millions)	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
GAAP gross profit	$378.3	$393.1	$1,240.8	$1,118.3
Share-based compensation expense [a]	2.2	3.6	9.4	10.6
Acquisition-related expenses [b]	1.8	—	1.8	0.2
Non-GAAP gross profit	$382.3	$396.7	$1,252.0	$1,129.1
GAAP gross margin %	50.3%	48.5%	50.6%	47.0%
Non-GAAP gross margin %	50.9%	49.0%	51.0%	47.5%

	Three Months Ended		Nine Months Ended
(in millions)	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
GAAP operating income	$238.6	$258.8	$826.8	$725.5
Share-based compensation expense [a]	17.9	25.9	58.3	74.4
Acquisition-related expenses [b]	3.3	0.8	7.2	6.1
Amortization of intangibles	10.0	8.4	27.0	25.2
Restructuring and other charges [c]	4.9	0.5	5.2	2.9
Litigation settlement gains, losses and expenses [d]	—	1.0	1.8	2.1
Non-GAAP operating income	$274.7	$295.4	$926.3	$836.2
GAAP operating margin %	31.7%	32%	33.7%	30.5%
Non-GAAP operating margin %	36.5%	36.5%	37.8%	35.2%

	Three Months Ended		Nine Months Ended
(in millions)	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
GAAP net income	$185.0	$207.4	$748.4	$569.1
Share-based compensation expense [a]	17.9	25.9	58.3	74.4
Acquisition-related expenses [b]	3.3	0.8	7.2	6.1
Amortization of intangibles	10.0	8.4	27.0	25.2
Restructuring and other charges [c]	4.9	0.5	5.2	2.9
Litigation settlement gains, losses and expenses [d]	—	1.0	1.8	2.1
Merger termination fee [e]	—	—	(88.5)	—
Interest expense on seller-financed debt [f]	0.3	0.4	1.0	1.0
Tax adjustments [g]	16.7	18.1	31.2	51.0
Non-GAAP net income	$238.1	$262.5	$791.6	$731.8

	Three Months Ended		Nine Months Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
GAAP net income per share, diluted	$0.97	$1.06	$3.87	$2.92
Share-based compensation expense [a]	0.09	0.13	0.30	0.38
Acquisition-related expenses [b]	0.02	—	0.04	0.03
Amortization of intangibles	0.05	0.04	0.14	0.13
Restructuring and other charges [c]	0.03	—	0.03	0.01
Litigation settlement gains, losses and expenses [d]	—	0.01	0.01	0.01
Merger termination fee [e]	—	—	(0.46)	—
Interest expense on seller-financed debt [f]	—	—	0.01	0.01
Tax adjustments [g]	0.08	0.10	0.16	0.26
Non-GAAP net income per share, diluted	$1.24	$1.34	$4.10	$3.75

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP diluted earnings per share. As set forth in the “Unaudited Reconciliation of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management’s ability to make forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of intangibles, restructuring-related charges, litigation settlement gains, losses and expenses, merger termination fees, interest expense on seller-financed debt and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense and acquisition-related expenses. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of intangibles, restructuring-related charges, and litigation settlement gains, losses and expenses. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of intangibles, restructuring-related charges, litigation settlement gains, losses and expenses, merger termination fees, interest expense on seller-financed debt and certain tax items. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related professional fees, deemed compensation expenses and interest expense on seller-financed debt, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring-Related Charges - because, to the extent such charges impact a period presented, we believe that they have no direct correlation to our future business operations and including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges are incurred.

Litigation Settlement Gains, Losses and Expenses - including gains, losses and expenses related to the resolution of other-than-ordinary-course threatened and actually filed lawsuits and other-than-ordinary-course contractual disputes, because (1) they are not considered by management in making operating decisions, (2) such litigation has been infrequent in nature, (3) such gains, losses and expenses are generally not directly controlled by management, (4) we believe such gains, losses and expenses do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (5) the amount of such gains or losses and expenses can vary significantly between companies and make comparisons less reliable.

Merger Termination Fees - because we believe such non-recurring fees have no direct correlation to our business operations or performance during the period in which they are received or for any future period.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward-looking estimates of non-GAAP gross margin and non-GAAP diluted earnings per share for the fourth quarter of our 2016 fiscal year (“Q4 2016”). We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis.

The following table provides a reconciliation of our forward-looking estimate of GAAP gross margin to a forward-looking estimate of non-GAAP gross margin for Q4 2016:

Forward-looking GAAP gross margin estimate	50.7%
Share-based compensation expense	0.4
Forward-looking non-GAAP gross margin estimate	51.1%

We are unable to provide a reconciliation of our forward-looking estimate of Q4 2016 GAAP diluted earnings per share to a forward-looking estimate of Q4 2016 non-GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q4 2016 (other than estimated share-based compensation expense of $0.11 per diluted share, certain tax items of $0.15 per diluted share and estimated amortization of intangibles of $0.06 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles or goodwill), unanticipated acquisition-related expenses, unanticipated litigation settlement gains, losses and expenses and other unanticipated non-recurring items not reflective of ongoing operations. We believe the probable significance of these unknown items, in the aggregate, to be in the range of $0.00 to $0.05 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]
These charges represent expense recognized in accordance with ASC 718 - Compensation, Stock Compensation. For the three months ended July 1, 2016, approximately $2.2 million, $7.7 million and $8.0 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the nine months ended July 1, 2016, approximately $9.4 million, $23.9 million and $25.0 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

For the three months ended July 3, 2015, approximately $3.6 million, $11.7 million and $10.6 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the nine months ended July 3, 2015, approximately $10.6 million, $33.9 million and $29.9 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]
The acquisition-related expenses recognized during the three months and nine months ended July 1, 2016, include a $1.8 million charge to cost of sales related to the sale of acquired inventory and $1.5 million and $5.4 million, respectively, in general and administrative expenses primarily associated with acquisitions completed or contemplated during the periods.

The acquisition-related expenses recognized during the nine months ended July 3, 2015, include a $0.2 million charge to cost of sales related to the sale of acquired inventory. The acquisition-related expenses recognized during the three months and nine months ended July 3, 2015, include $0.8 million and $5.9 million in transaction costs, respectively, included in general and administrative expenses primarily associated with the purchase of an interest in a joint venture with Panasonic Corporation on August 1, 2014.
For additional information regarding the joint venture, please refer to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 10, 2014 and August 7, 2014.

[c]
During the three months and nine months ended July 1, 2016, the Company incurred $4.9 million and $5.2 million, respectively, in employee severance costs primarily related to restructuring plans that were implemented during the periods.

During the three months and nine months ended July 3, 2015, the Company incurred $0.5 million and $2.9 million, respectively, in employee severance costs primarily related to restructuring plans that were implemented during the periods.

[d]	During the nine months ended July 1, 2016, the Company recognized a $1.8 million charge, primarily related to general and administrative expenses associated with ongoing litigation(s).
During the three months and nine months ended July 3, 2015, the Company recognized a $1.0 million and a $2.1 million charge, respectively, primarily related to general and administrative expenses associated with ongoing litigation(s).

[e]
During the nine months ended July 1, 2016, PMC-Sierra, Inc. (“PMC”), notified the Company on November 23, 2015, that it had terminated the Amended and Restated Agreement and Plan of Merger entered into between the parties in order to accept an acquisition proposal from Microsemi Corporation. As a result, on November 24, 2015, PMC paid the Company a $88.5 million merger termination fee.

[f]
During the three months and nine months ended July 1, 2016, the Company recognized $0.3 million and $1.0 million, respectively, in interest expense associated with the accretion of the present value of the $76.5 million liability related to the future purchase of the remaining 34% interest in the joint venture between the Company and Panasonic.

During the three months and nine months ended July 3, 2015, the Company recognized $0.4 million and $1.0 million, respectively, in interest expense associated with the accretion of the present value of the $76.5 million liability related to the future purchase of the remaining 34% interest in the joint venture between the Company and Panasonic.

[g]
During the three months and nine months ended July 1, 2016, these amounts primarily represent the use of net operating loss and research and development tax credit carryforwards, deferred tax expense not affecting taxes payable, tax deductible share-based compensation expense in excess of GAAP share-based compensation expense, and non-cash expense (benefit) related to uncertain tax positions. Included in these amounts for the nine months ended July 1, 2016 are adjustments of $19.0 million related to the tax effect of the PMC merger termination fee and a net tax benefit of $21.4 million related to the release of previously reserved items which were included in the GAAP expense for uncertain tax positions that are no longer required as a result of the settlement of the IRS audits for our fiscal year 2012 and fiscal year 2013 federal tax returns.

During the three months and nine months ended July 3, 2015, these amounts primarily represent the use of net operating loss carryforwards, deferred tax expense not affecting taxes payable, tax deductible share-based compensation expense in excess of GAAP share-based compensation expense, and non-cash expense related to uncertain tax positions.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	July 1, 2016	October 2, 2015
Assets
Current assets:
Cash and cash equivalents	$973.7	$1,043.6
Accounts receivable, net	570.0	538.0
Inventory	437.6	267.9
Other current assets	96.8	65.2
Property, plant and equipment, net	844.5	826.4
Goodwill and intangible assets, net	934.0	901.7
Other assets	99.1	76.6
Total assets	$3,955.7	$3,719.4

Liabilities and Equity
Current liabilities:
Accounts payable	$181.7	$291.1
Accrued and other current liabilities	165.3	172.8
Other long-term liabilities	94.4	96.3
Stockholders’ equity	3,514.3	3,159.2
Total liabilities and equity	$3,955.7	$3,719.4